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                                    e-PROFILE
                         STOCK OPTION GRANT CERTIFICATE

e-PROFILE, Inc., a Delaware corporation (the "Company"), hereby grants to the grantee named below ("Grantee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below, subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the 1999 Equity Compensation Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference. This Stock Option Grant Certificate shall constitute the "Agreement" for this Option as such term is used in the Plan.


Grant Date:                                                             Grantee hereby acknowledges receipt of a copy of the
                                                                        Plan, represents that Grantee has read the Plan and
                                                                        understands the terms and provisions of the Plan, and
                                                                        accepts this Option subject to all the terms and
Type of Option:  Non-Qualified Stock Option                             conditions of the Plan and this Stock Option Grant
                                                                        Certificate. Grantee acknowledges that the grant and
                                                                        exercise of this Option, and the sale of Shares
                                                                        obtained through the exercise of this Option, may
Shares Subject to Option:  FIELD (Number)                               have tax implications that could result in adverse
                                                                        tax consequences to the Grantee and that Grantee is
                                                                        not relying on the Company for any tax, financial or
                                                                        legal advice and will consult a tax adviser prior to
Exercise Price Per Share:  $                                            such exercise or disposition.



Shares subject to issuance under this Option do not                     This Option is not intended to constitute an incentive
vest until the first anniversary of the grant, and                      stock option under Section 422 of the Internal Revenue Code
then shall be eligible for exercise according to the                    of 1986, as amended (the "Code").
following vesting schedule:



___________________________ 33 1/3%
___________________________ 66 2/3%                                     ________________________________________
___________________________ 100%                                        FIELD (Name)


In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

e-PROFILE, Inc.


By: _________________________________________

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1. OPTION EXPIRATION. The Option, to the extent that it has not theretofore been exercised, shall automatically expire on the earliest to occur of the following events:

         (a) with respect to the portion of this Option (and the underlying number of Option Shares with respect to such portion) which vests within one year after the Date of Grant (such options being herein referred to as the "First-Year Option Shares"), the date which is the sixth anniversary of the Date of Grant.

         (b) with respect to the portion of this Option (and the underlying number of Option Shares with respect to such portion, but specifically excluding the First-Year Option Shares) which vests within the second year after the Date of Grant (such Option Shares being herein referred to as the "Second-Year
Option Shares"), the date which is the seventh anniversary of the Date of Grant.

         (c ) with respect to the portion of this Option (and the underlying number of Option Shares with respect to such portion, but specifically excluding the First-Year Option Shares and the Second-Year Option Shares) which vests after the second year anniversary date of the Date of Grant (such Option Shares being herein referred to as the "Third-Year Option Shares"), the date which is the eighth anniversary of the Date of Grant.

         (d) the expiration of the one-month period after the Grantee ceases to be Employed by the Employer (as defined in the Plan), if the termination is for any reason other than Disability (as defined in the Plan), death or Termination for Cause (as defined in the Plan);

         (e) the expiration of the one-year period after the Grantee ceases to be Employed by the Employer on account of the Grantee's Disability;

         (f) the expiration of the one-year period after the Grantee ceases to be Employed by the Employer, if the Grantee dies while Employed by the Employer or within one month after the Grantee ceases to be Employed by the Employer on account of a termination described in subparagraph (d) above; or

         (g) the date on which the Grantee ceases to be Employed by the Employer due to a Termination for Cause.

      Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified on the reverse side. Any portion of the Option that is not vested at the time the Grantee ceases to be Employed by the Employer shall immediately terminate.

      If (i) the Option is designated as an incentive stock option under Section 422 of the Code; (ii) the Grantee ceases to be employed by the Company or a "parent" or "subsidiary" of the Company (as such terms are defined in Section 424 of the Code); and (iii) the Grantee continues in employment with an Affiliated Company, then the Option shall, if not exercised within three months of such cessation of employment with the Company or a parent or subsidiary, convert to a non-qualified stock option and thereafter be subject to the Option expiration provisions set forth

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In this Section 1.

     In the event a Grantee ceases to be Employed by the Employer due to a Termination for Cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.

2. EXERCISE PROCEDURES.

         (a) Subject to the provisions of this Stock Option Grant Certificate and the Plan, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 10 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price
(i) in cash, (ii) by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Administrator may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Administrator may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

         (b) In addition, as a condition of exercise, the Company may require the Grantee to execute a Stock Purchase and Restriction Agreement.

         (c) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the maximum marginal tax rate for federal (including FICA), state and local tax liabilities.

3. RESTRICTIONS ON EXERCISE. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant

Certificate. Notwithstanding the foregoing, the Administrator may provide, at or after grant, that a Grantee may transfer non-qualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Administrator may determine.

4. GRANT SUBJECT TO PLAN PROVISIONS. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

5. NO EMPLOYMENT RIGHTS. The grant of the Option shall not confer upon the Grantee any right to be Employed by the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee's employment or service at any time. The right of the Employer to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved. No policies, procedures or statements of any nature by or on behalf of the Employer (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Stock Option Grant Certificate or to create express or implied obligations to the Grantee of any nature.

6. NO STOCKHOLDER RIGHTS. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.

7. NO DISCLOSURE. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time the Grantee ceases to be Employed by the Employer, including without limitation any plans regarding a public offering or merger involving the Company.

8. ASSIGNMENT AND TRANSFERS. The rights and interests of the Grantee under this Stock Option Grant Certificate may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Certificate, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights

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hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's Affiliated Companies. This Stock Option Grant Certificate may be assigned by the Company without the Grantee's consent.

9. APPLICABLE LAW. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the State of Delaware.

10. NOTICE. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the Company's headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

11. OTHER. The number of Shares subject to option indicated on the facing page of this Stock Option Grant Certificate reflects the split in the shares of Common Stock of the Company effective December 14, 1999 (the "Stock Split"). No further adjustment shall be made on account of the Stock Split.

By accepting this Incentive Stock Option under the Plan, Grantee hereby waives any and all claims against the Company as a result of the Company's failure to reserve a sufficient number of shares of Common Stock of the Company under the Plan prior to the Stock Split and the amendment of the Company's Certificate of Incorporation.